Filed by Rainwire Partners, Inc.
                                            pursuant to "Rule 14a-12" under the
                                             Securities Act of 1933, as amended
                                        Subject Company: Rainwire Partners, Inc.
                                                   Commission File No.: 0-23892

          THE CATAPULT GROUP COMPLETES MERGER AND LAUNCHES AS RAINWIRE


[ATLANTA] August 21, 2000--- Less than three weeks after completing its stock exchange with Charleston-based Envirometrics, Atlanta-based Internet technology services firm The Catapult Group announced today it has changed its name to Rainwire Partners, Inc. and would be traded publicly under the stock symbol RNWR (OTC:BB).

Rainwire executives also announced an addition to their senior management team and that the Company had secured it's first round of funding.

Effective September 1, 2000, the company will operate out of its new headquarters (12,000 sq. feet of office space) on Pylant Avenue in Midtown, Atlanta (former home of eTour). At that time, Rainwire will also open a second office in Charleston, South Carolina.

Rainwire's senior management team will be led by Bryan M. Johns, Founder, Chairman and CEO. Joining Johns in Atlanta will be Craig E. Hoffmann, Chief Marketing Officer, and Phillip J. Eckman, Chief Information Officer. Walter H. "Skip" Elliott III, former President and CEO of Envirometrics, will serve as Vice President of Business Operations out of the Charleston office.

"The firm foundation of a strong, senior leadership team is now in place," said Johns. "We've worked overtime to build a solid management structure from the ground up. We're now in a position to begin an aggressive execution of our business plan to become the premiere middle-market provider for our services in the Southeast."

Rainwire specializes in the design, management and delivery of complex Internet business technology initiatives.

Among Rainwire's initial clients: The Egg Factory (Error! Bookmark not defined.) an innovation company focusing on creating and managing transformational technologies, products and business models from ideas through market entry and QUIKRETE (www.quikrete.com), the North American leader in packaged concrete products. Rainwire has also secured a significant account from Infrastream, one of the fastest growing competitive technology infrastructure providers. Infrastream focuses on providing small and medium sized business with enterprise-class telephony and information technology.

Information about Rainwire Partners, Inc. Rainwire is an advanced technology consulting firm specializing in the design, management, and auditing of Internet-powered business initiatives. Rainwire has expanded its expertise beyond pure web development, providing strategy, design, process management, and quality assurance services that act as an insurance policy for organizations undertaking broad and extensive technology initiatives. For more information, please visit Error! Bookmark not defined. or 770.448.9088 X118.

Forward Looking Statements This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that certain statements in this release are "forward looking statement" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors. Such uncertainties and risks include, among others, certain risks associated with the closing of the transaction described above, government regulation, and general economic and business conditions. Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by Rainwire Partners, Inc. or any other person that the projected outcomes can or will be achieved.

Additional Information and Where to Find It Rainwire Partners, Inc. files annual, quarterly and special reports and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by Rainwire Partners, Inc. at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549 or at any of the Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Rainwire Partners Inc.'s, filings with the SEC are also available to the public from commercial document-retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.


Contact: Walter H. "Skip" Elliott, III
         Vice President - Rainwire Partners, Inc.
         843-553-9456